Exhibit 24

POWER OF ATTORNEY

Each person, a director of the registrant, whose signature appears below authorizes Paul R. Skubic, (with full power to act alone), to execute the Annual Report on Form 10-K of Harris Preferred Capital Corporation for the year ended December 31, 2010 pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

/s/
David J. Blockowicz
David J. Blockowicz, Director

/s/
Frank M. Novosel
Frank M. Novosel, Director

/s/
Forrest M. Schneider
Forrest M. Schneider, Director

/s/
Paul R. Skubic
Paul R. Skubic, Director

/s/
Delbert J. Wacker
Delbert J. Wacker, Director